Exhibit 10.11

EXHIBIT A

TO NOTICE OF GRANT OF RESTRICTED STOCK BONUS

TIVO INC.

RESTRICTED STOCK BONUS AGREEMENT

Pursuant to the Notice of Grant of Restricted Stock Bonus (the “Grant Notice”) to which this Restricted Stock Bonus Agreement (the “Agreement”) is attached, TiVo Inc., a Delaware corporation (the “Company”) has granted to the employee designated in the Grant Notice (the “Director”) the number of shares of the Company’s Common Stock under the Company’s 1999 Equity Incentive Plan, as amended from time to time (the “Plan”) as set forth in the Grant Notice subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Plan.

1.	Issuance of Stock.

(a) Pursuant to the Plan and subject to the terms and conditions of this Agreement, on the Grant Date set forth in the Grant Notice, the Company will issue the Shares to Director for good and valuable consideration which the Company has determined to exceed the par value of the Company’s Common Stock. The term “Shares” refers to the issued Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Director is entitled by reason of Director’s ownership of the Shares.

(b) The parties agree that as of the Grant Date the Shares have a Fair Market Value of the per share amount set forth in the Grant Notice.

(c) At the sole discretion of the Committee, the Shares will be issued under this Agreement in either (i) uncertificated form, with the Shares recorded in the name of the Director on the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer and forfeiture imposed pursuant to this Agreement, and upon vesting, the lapse of the Forfeiture Restriction (as defined below) and the satisfaction of all conditions set forth in Section 4(c), the Company shall cause certificates representing the Shares to be issued to the Director or (ii) certificate form pursuant to the terms of Sections 3 and 5.

2.	Limitations on Transfer.

(a) Subject to the provisions of Section 2(b) below, if Director’s Continuous Service terminates for any reason, including as a result of Director’s death or Disability, all of the Unreleased Shares (as defined below) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited by Director.

(b) Subject to Sections 2.2(a) and 2.2(c), the Shares shall vest and Forfeiture Restriction lapse in accordance with the vesting schedule set forth in the Grant Notice. Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.”

(c) In the event of a transaction described to Section 11(c) of the Plan, the Shares shall fully vest and the Forfeiture Restriction shall automatically lapse. Notwithstanding anything to the contrary in this Section 2(b), the Shares may be released from the Forfeiture Restriction on an accelerated basis pursuant to Section 11(d) of the Plan.

(d) No Unreleased Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Director or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Any permitted transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws.

3.	Escrow.

(a) The Secretary of the Company, or such other person designated by the Company from time to time (either the Secretary or such other person, the “Escrow Agent”) may retain physical custody of the certificates representing the Shares, if any, until all of the Forfeiture Restrictions have lapsed or shall have been removed. The Director hereby authorizes and directs the Escrow Agent to transfer any Unreleased Shares which are forfeited pursuant to Section 2 above from Director to the Company.

(b) To insure the availability for delivery of Director’s Unreleased Shares upon forfeiture under Section 2, Director hereby appoints the Escrow Agent as its attorney-in-fact to sell, assign and transfer unto the Company, such Unreleased Shares, if any, forfeited by Director pursuant to Section 2.

(c) The Escrow Agent shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

4.     Taxation Representations. In connection with the purchase of the Shares, Director represents to the Company the following:

(a) Director acknowledges that he has been informed that unless an election is filed by Director with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty (30) days of the date of this Agreement, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (and similar state tax provisions if applicable), to be taxed currently on the fair market value of the Shares on the date of this Agreement, there will be a recognition of taxable income to Director equal to the fair market value of the Shares at the time the Forfeiture Restriction lapses. Director represents that Director has consulted any tax consultant(s) Director deems advisable in connection with the receipt or disposition of the Shares or the filing of the election under Section 83(b) and similar tax provisions and that Director is not relying on the Company for any tax advice.

EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF EMPLOYEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON EMPLOYEE’S BEHALF.

(b) Director has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Director is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Director understands that Director (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Director has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment (which payment may be made in cash, by deduction from other compensation payable to Director or in any form of consideration permitted by Section 10(f) of the Plan) of any sums required by federal, state or local tax law to be withheld with respect to the issuance, lapsing of restrictions on or exercise of the Shares; provided that unless Director provides written notice to the Company of his election to permit the Company to satisfy its tax withholding obligation otherwise, the Company may withhold Shares having a Fair Market Value equal to the statutory minimum withholding obligation, if any. The Company shall not be obligated to deliver any new certificate representing vested Shares to Director or his legal representative unless and until Director or his legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local tax withholding applicable to the Director related to the grant of the Shares or the lapse or removal of the Forfeiture Restriction.

5.	Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND

THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b) Stop-Transfer Notices. Director agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(d) Removal of Legend. After such time as the Forfeiture Restriction shall have lapsed with respect to the Shares, and upon Director’s request, a new certificate or certificates representing such Shares shall be issued without the legend referred to in Section 5(a)(i), and delivered to Director.

6.     No Continued Service Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Director’s service relationship, for any reason, with or without cause.

7.	Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. The Plan is incorporated herein by reference. This Agreement and the Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. Notwithstanding anything to the contrary anywhere else in this Agreement, the grant of the Shares is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. Any of Director’s rights hereunder shall be in addition to any rights Director may otherwise have under benefit plans or agreements of the Company to which Director is a party or in which Director is a participant, including, but not limited to, any Company sponsored benefit plans, stock option plans or other plans and agreements maintained for the benefit of members of the Board. The provisions of this Agreement shall not in any way limit Director’s rights under such other plans and agreements.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The Company may assign its rights under this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company without the prior written consent of Director. The rights and obligations of Director under this Agreement may only be assigned with the prior written consent of the Company.

5